Financial presentation to accompany management commentary FY26 Q1

Guidance

The following forward-looking statements reflect the Company's expectations as of May 15, 2025, and are subject to substantial uncertainty. The Company's results may be materially affected by many factors, such as fluctuations in foreign currency exchange rates, changes in global economic and geopolitical conditions, tariff and trade policies, customer demand and spending, inflation, interest rates, world events, and the various other factors detailed in this presentation. Additionally, guidance is provided on a non-GAAP basis as the Company cannot predict certain elements that are included in reported GAAP results, such as the changes in fair value of the Company's equity and other investments. Growth rates reflect an adjusted basis for prior year results.

"Given the dynamic nature of the backdrop, and the range of near-term outcomes being exceedingly wide and difficult to predict, we felt it best to hold from providing a specific range of guidance for Q2 operating income growth and EPS. With a longer view into the full year, we believe we can navigate well and achieve our full year guidance," said John David Rainey, Walmart Inc. executive vice president and chief financial officer.

Second quarter

The Company's second quarter fiscal 2026 guidance is based on Q2 FY25 net sales of $167.8 billion.

Consolidated metric	Q2 FY26
Net sales (cc)	Increase 3.5% to 4.5% • Including approximately 20 bps tailwind from acquisition of VIZIO

Fiscal year 2026

The Company's fiscal year guidance is based on the following FY25 figures: Net sales: $674.5 billion, adjusted operating income[1]: $29.5 billion, and adjusted EPS[1]: $2.51.

Consolidated metric	Original from 2.20.2025	As of 5.15.2025
Net sales (cc)	Increase 3.0% to 4.0% • Including approximately 20 bps headwind from lapping leap year • Including approximately 20 bps tailwind from acquisition of VIZIO	Unchanged
Adj. operating income (cc)	Increase 3.5% to 5.5% • Including approximately 70 bps headwind from lapping leap year • Including approximately 80 bps headwind from acquisition of VIZIO	Unchanged
Interest, net	Increase approximately $100M to $200M	Unchanged
Effective tax rate	Approximately 23.5% to 24.5%	Unchanged
Non-controlling interest	Relatively flat	Unchanged
Adjusted EPS	$2.50 to $2.60, including approximately $0.05 headwind from currency	Unchanged
Capital expenditures	Approximately 3.0% to 3.5% of net sales	Unchanged

[1]For relevant non-GAAP reconciliations, see Q4 FY25 earnings release furnished on Form 8-K on February 20, 2025.

cc = constant currency

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Total revenues (cc)1 $168.0 billion, up +4.0% Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. • Total revenues reached $165.6 billion, including a negative impact of $2.4 billion from currency fluctuations • Total revenues (cc)1 increased +4.0%, with strength across all segments • Global eCommerce net sales grew by 22% • Membership & other income grew 3.7%; driven by 14.8% global growth in membership fee incomeY/Y Change +6.0% +4.8% +5.5% +4.1% +2.5% Y/Y Change (cc)1 +5.8% +5.0% +6.2% +5.3% +4.0% 1 See additional information at the end of this presentation regarding non-GAAP financial measures. Total revenues $161.5 $169.3 $169.6 $180.6 $165.6 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 3

• Led by improvements in Walmart U.S. • Reflects disciplined inventory management, including lower levels of markdowns, and improved business mix; partially offset by headwinds from merchandise category mix • Partially offset by International, reflecting increased pressure from channel & format mix shifts Y/Y Change +42 bps +43 bps +21 bps +53 bps +12 bps Gross profit rate 24.1% 24.4% 24.2% 23.9% 24.2% Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Gross profit rate +12 bps to 24.2% 4

Operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales[1], +22 bps to 20.8%

Operating expenses as a percentage of net sales



20.8%
20.6%
21.2%
20.4%
20.8%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+40 bps	+35 bps	+19 bps	+46 bps	+6 bps

Adjusted operating expenses as a percentage of net sales[1]



20.6%
20.6%
21.2%
20.5%
20.8%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+24 bps	+41 bps	+19 bps	+52 bps	+22 bps

- Operating expenses on a reported basis deleveraged 6 bps reflecting:
  - Increased Walmart US depreciation, higher casualty claims expense, and VIZIO operating costs post acquisition
  - International and Sam's Club US deleverage reflects strategic investments in associate wages.
  - Partially offset by lapping the impact of last year's business reorganization.
- Adjusted[1] operating expenses deleveraged 22 bps, excluding the benefit of lapping last year's business reorganization costs

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

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Operating income

Adjusted operating income (cc)[1] of $7.3 billion, up +3.0%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Operating income



$6.8
$7.9
$6.7
$7.9
$7.1
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+9.6%	+8.5%	+8.2%	+8.3%	+4.3%
Y/Y Change (cc)[1]	+8.8%	+8.8%	+9.8%	+10.8%	+6.8%

Adjusted operating income[1]



$7.1
$7.9
$6.7
$7.8
$7.1
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+13.7%	+7.2%	+8.2%	+7.0%	+0.5%
Y/Y Change (cc)[1]	+12.9%	+7.4%	+9.8%	+9.4%	+3.0%

- Operating income grew +4.3% relative to +2.5% growth in net sales
- Adjusted operating income (cc)[1] up +3.0% relative to +4.0% growth in net sales (cc)[1]
- Reflects strong sales growth, higher gross margins and membership income, partially offset by expense deleverage; also benefited from improved economics in eCommerce
- Q1 FY26 net income margin decreased ~50 bps; adjusted EBITDA margin[1] was flat

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

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1 See additional information at the end of this presentation regarding non-GAAP financial measures. NM = not meaningful Adjusted EPS1 of $0.61, up 1.7% EPS PY $0.49 $0.61 $0.51 $0.60 $0.60 Y/Y Change +22.4% +9.8% +13.7% +10.0% +1.7% • Adjusted EPS1 of $0.61; an increase of 1.7% • Adjusted EPS excludes the effect, net of tax, of a net loss of $0.05 on equity and other investments Y/Y Change +200.0% (42.3%) +850.0% (4.4%) (11.1%) EPS $0.60 $0.67 $0.58 $0.66 $0.61 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 $0.63 $0.56 $0.57 $0.65 $0.56 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 7 Adjusted EPS1

PY $0.2 $9.0 $4.3 $15.1 $(0.4) Y/Y Change NM (34.9%) +43.4% (16.3%) NM • Operating cash flow increased $1.2 billion primarily due to an increase in cash provided by operating income and timing of certain payments • Free cash flow1 increased $0.9 billion due to the increase in operating cash flow described above, partially offset by an increase of $0.3 billion in capital expenditures to support our investment strategy 1 See additional information at the end of this presentation regarding non-GAAP financial measures. NM = not meaningful PY $4.6 $18.2 $19.0 $35.7 $4.2 Y/Y Change (8.3%) (10.1%) +20.5% +2.0% +27.3% Operating cash flow Free cash flow1 Cash flow $(0.4) $5.9 $6.2 $12.7 $0.4 Q1 FY25 YTD Q2 FY25 YTD Q3 FY25 YTD Q4 FY25 YTD Q1 FY26 YTD $4.2 $16.4 $22.9 $36.4 $5.4 Q1 FY25 YTD Q2 FY25 YTD Q3 FY25 YTD Q4 FY25 YTD Q1 FY26 YTD Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. 8

Dividends and share repurchases Amounts in billions, except as noted. Dollar amounts may not recalculate due to rounding. • Share repurchases during the quarter totaled $4.6 billion representing 50.4 million shares, at an average price of $90.35 per share • Remaining share repurchase authorization is $7.5 billion Returns to shareholders $2.7 $2.7 $2.6 $3.1 $6.4 Returns to shareholders $1.7 $1.7 $1.7 $1.7 $1.9 $1.1 $1.0 $1.0 $1.4 $4.6 Dividends Share repurchases Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 9

Returns

Return on assets (ROA)



7.9%
6.4%
7.8%
7.9%
7.5%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+340 bps	+80 bps	+130 bps	+130 bps	(40) bps

Return on investment (ROI)[1]



15.0%
15.1%
15.1%
15.5%
15.3%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+230 bps	+230 bps	+100 bps	+50 bps	+30 bps

- ROI[1] increased +30 bps primarily as a result of an increase in operating income, driven by strong business performance and lapping business reorganization charges incurred in the comparative trailing 12 months
- Partially offset by an increase in average invested capital primarily due to higher purchases of property and equipment

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

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Walmart U.S. revenues

Net sales $112.2 billion, +3.2%; eCommerce +21%

Walmart U.S. comp sales[1]



3.8%
4.2%
5.3%
4.6%
4.5%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
eCommerce Contribution	+280 bps	+300 bps	+290 bps	+290 bps	+350 bps

- Sales improved as the quarter progressed, including strong seasonal events; sales in health & wellness and grocery drove strength in quarter
- Comp sales +4.5% includes growth in transactions and unit volumes
    - Transactions ex fuel: +1.6%
    - Average ticket ex fuel: +2.8%
- Grocery share gains led by upper-income households
- Total like-for-like inflation +50 bps
- eCommerce includes double-digit growth in store-fulfilled pickup & delivery; and 31% growth in Walmart Connect advertising
- Customers' focus on value and convenience intensified; 1/3rd of deliveries from stores were expedited (3 hours or less)
- Membership & other income increased +3.8%, with double-digit growth in Walmart+ fee income



FRESH

[1] Comp sales for the 13-week period ended May 2, 2025 compared to the 13-week period ended May 3, 2024, and excludes fuel.

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Gross profit $30.8 billion, +4.2%
Gross profit rate 27.5%, +25 bps

- Increase reflects disciplined inventory management, including lower levels of markdowns
- Improved business mix primarily from growth of advertising
- Offset by product mix headwinds as grocery and health & wellness sales outgrew gen merch

Operating expenses $25.7 billion, +3.6%
Operating expense rate 23.0%, +8 bps

- Deleverage reflects higher depreciation expense as we continue to invest capital to modernize our distribution/fulfillment network; increased casualty claims expense; as well as VIZIO operating costs post-acquisition
- Partially offset by lapping last year's discrete charges related to business reorganization

Operating income $5.7 billion, +7.0%
Operating income rate 5.1%, +18 bps

- Reflects higher gross margin, increased Walmart+ membership income, and improved eCommerce economics, partially offset by expense deleverage
- Excluding the lapping of last year's discrete charges, adj operating income[1] +4.4%

Inventory
+4.5%

- Disciplined inventory management while sustaining strong sales and in-stock levels
- On a two-year stack, inventory growth is relatively flat despite 7.8% sales growth

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

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Walmart U.S.

Store Remodels: ~40

Offering store-fulfilled delivery in less than 3 hours to 93% of U.S. households

Walmart U.S.
Merchandise category performance details

Category	Comp	Comments
Grocery	+ mid single-digit	• Momentum driven by increased transactions, units and share gains; including during seasonal events as customers respond to Rollbacks and value proposition; eCommerce sales were strong • Like-for-like inflation was ~150 bps due primarily to eggs • Broad-based sales strength across food categories including dairy, pantry products, and fresh foods • Consumables led by personal and baby care • Private brand penetration increased ~60 bps
Health & Wellness	+ high-teens	• Reflects increased pharmacy script counts; higher mix of branded versus generic sales; and strong OTC sales related to cold, cough, flu season • RX delivery seeing strong customer adoption
General Merchandise	slightly negative	• Reflects growth in unit volumes, more than offset by MSD like-for-like deflation; seasonal events were strong • Sales softness in electronics, home, and sporting goods offset by strength in toys, automotive and kids apparel • Marketplace categories including automotive, electronics, and toys grew more than 30%


Express Delivery
Get it in as fast as 30 minutes

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Walmart International revenues

Net sales (cc)[1] $32.1 billion, +7.8%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Walmart International net sales



$29.8
$29.6
$30.3
$32.2
$29.8
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Y/Y Change	+12.1%	+7.1%	+8.0%	(0.7%)	(0.3%)
Net Sales (cc)[1,2]	$29.8	$29.9	$31.5	$34.3	$32.1
Y/Y Change (cc)[1]	+10.7%	+8.3%	+12.4%	+5.7%	+7.8%

- Sales growth (cc)[1] led by China, Flipkart, and Walmex
- Currency rate fluctuations negatively affected sales by $2.4 billion
- Strong response to festive events across markets, including growth in general merchandise
- eCommerce sales grew 20%, led by store-fulfilled pickup & delivery and marketplace
- Membership income growth of 22%, led by Sam's Club China
- Membership & other income decreased 1%, primarily affected by currency rate fluctuations

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

[2] For Q1 FY25, net sales constant currency reflects reported results for comparison to current quarter growth in constant currency.

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1 See additional information at the end of this presentation regarding non-GAAP financial measures. Gross profit $6.3 billion, -3.3% Gross profit rate 21.1%, -66 bps • Deleverage mostly due to investments in growth priorities including wages • Benefited by ongoing format mix changes Operating expenses $5.4 billion, +0.9% Operating expense rate 18.2%, +22 bps Operating income $1.3 billion, -17.5%; $1.4 billion (cc)1, -6.4% (cc)1 Operating income rate 4.2%, -89 bps; 4.5% (cc)1, -68 bps (cc)1 Inventory -0.2% Walmart International 15 We bring Walmart to the world, and the world to Walmart • Decrease mostly due to channel & format mix changes • Benefited by business mix changes • Operating income (cc)1 decline affected by strategic growth investments for Flipkart, Walmex, and Canada • Benefited by business mix changes and lower losses in eCommerce

ASAR

Walmex[1,2]

Net sales (cc): $13.6 billion, +3.0%

Comparable sales growth


9.2%
5.0%
4.4%
4.1%
1.5%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net sales growth	+10.8%	+6.4%	+5.9%	+5.6%	+3.0%
eCommerce net sales growth	+24%	+19%	+19%	+20%	+19%

Sales

- In Mexico, comp sales grew 1.4%, led by Sam's Club
- Double-digit eCommerce growth driven by On-Demand store-fulfilled delivery
- Mexico growth affected by last year's accelerated payments from government social programs and timing of Easter
- Opened 188 new stores in the past 12 months, including 20 new stores in the quarter

Gross profit rate Increase

- Driven by business mix changes, partially offset by increased supply chain costs

Operating expense rate Increase

- Planned investments in associate wages and strategic priorities

Operating income $ Decrease

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.
[2] Walmex includes the consolidated results of Mexico and Central America

16

Jewellery
FERRERO
Energizer

Canada[1]

Net sales (cc): $5.4 billion, +1.1%

Comparable sales growth


3.8%
3.4%
3.1%
5.8%
0.9%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net sales growth	+3.9%	+3.5%	+3.0%	+5.5%	+1.1%
eCommerce net sales growth	+19%	+27%	+27%	+30%	+23%

Sales

- Strong festive event performance in stores and eCommerce
- Strong eCommerce sales growth of 23%, led by store-fulfilled delivery
- Continued growth in food and consumables with softness in general merchandise

Gross profit rate Increase

- Driven by improved shrink

Operating expense rate Increase

- Planned strategic investments in associates, stores & supply chain

Operating income $ Decrease

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

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特别的心意 给在意的你
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China[1]

Net sales (cc): $6.7 billion, +22.5%


Comparable sales growth
12.5%
13.8%
15.0%
23.1%
16.8%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net sales growth	+16.2%	+17.7%	+17.0%	+27.7%	+22.5%
eCommerce net sales growth	+23%	+23%	+25%	+34%	+34%

Sales

- Continued strength in Sam's Club and eCommerce
- Growth affected by Lunar New Year shopping season pulling more of the event into Q4 FY25
- Opened 7 new clubs in the past 12 months, including one new club in the quarter

Gross profit rate Decrease

- Driven by ongoing format mix changes

Operating expense rate Decrease

- Driven by strong sales growth, format mix changes, and operational efficiencies

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

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Sam’s Club U.S. revenues

Net sales $22.1 billion, +2.9%, Net sales without fuel +5.5%, eCommerce +27%

Sam's Club U.S. comp sales[1]



3.5%
4.4%
4.6%
5.2%
3.7%
7.0%
5.3%
6.8%
4.0%
6.7%
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
With fuel
Without fuel

eComm Cont. without fuel	+180 bps	+230 bps	+290 bps	+280 bps	+350 bps

- Continued strength in grocery and health & wellness; fourth consecutive quarter of positive general merchandise sales
- Comp sales driven by increases in transactions and unit volumes
    - Transactions ex fuel: +4.8%
    - Average ticket ex fuel: +1.7%
- eCommerce delivery growth of ~160%
- Share gains in grocery and general merchandise categories (per Circana)
- Member's Mark grew low double-digits, outpacing segment comp sam's club
sam's club

[1] Comp sales for the 13-week period ended May 2, 2025 compared to the 13-week period ended May 3, 2024.

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Gross profit $2.6 billion, +6.2%

Gross profit rate 11.7%, +36 bps; without fuel -6 bps

- Without fuel, impact of category and channel mix changes offset by benefits from strong operational discipline

Operating expenses $2.5 billion, +5.3%

Operating expense rate 11.3%, +25 bps; without fuel -2 bps

- Without fuel, benefits from strong operational discipline offset by continued investments in technology and previously announced associate wage investments

Membership income

+9.6%

- Steady growth in member counts, renewal rates, and increased penetration of Plus members

Operating income $686M, +11.5%; without fuel $549M, +6.6%

Operating income rate 3.1%, +24 bps; without fuel 2.8%, +3 bps

- Continued momentum throughout the business

Inventory

+7.1%

- Inventory levels healthy with higher turns and lower days on hand

Sam's Club U.S.

Over 50% of total members transact digitally; through our Scan & Go™ app or shopping online

Scan & Go™ app adoption up ~600 bps

eCommerce 17% of sales ex fuel, up ~300 bps

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Category comparable sales Sam’s Club U.S. Category Comp Comments Grocery Fresh / Freezer / Cooler + low teens • Driven by cooler, fresh meat, produce and floral Grocery and Beverage + mid single-digit • Led by drinks, dry grocery and snacks Consumables + mid single-digit • Strength in paper goods, laundry & home care and health & beauty aids Health and Wellness + high teens • Driven by pharmacy and over the counter General Merchandise Home and Apparel + low single-digit • Strength in apparel and jewelry offset by seasonal Technology, Office and Entertainment + mid single-digit • Led by gift cards and office solutions 21

Supplemental Information - FY26 and FY27 Comparable Sales 4-5-4 Reporting Calendars

We report U.S. comparable sales on a 13-week and 52-week retail calendar — commonly referred to as a "4-5-4" calendar — which uses 364 days in a year. In certain years, it becomes necessary to add a 53rd week to our comparable sales reporting calendar, which occurred in fiscal 2025. The following tables reflect our period ending dates for the reporting of U.S. comparable sales throughout fiscal 2026 and fiscal 2027. The additional week only affects 4-5-4 comparable sales; all other measures remain unaffected.

FY26 Reporting

	FY26 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY26 (52 weeks)	**May 02, 2025**	**August 01, 2025**	**October 31, 2025**	**January 30, 2026**	**January 30, 2026**
Base: FY25 (52 weeks)	May 03, 2024	August 02, 2024	November 01, 2024	January 31, 2025	January 31, 2025
	Comparison Period: FY25 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 14 Weeks Ended	Full Year 53 Weeks Ended
FY25 (53 weeks)[1]	April 26, 2024	July 26, 2024	October 25, 2024	January 31, 2025	January 31, 2025
Base: FY24 (53 weeks)	April 28, 2023	July 28, 2023	October 27, 2023	February 02, 2024	February 02, 2024

FY27 Reporting

	FY27 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY27 (52 weeks)	**May 01, 2026**	**July 31, 2026**	**October 30, 2026**	**January 29, 2027**	**January 29, 2027**
Base: FY26 (52 weeks)	May 02, 2025	August 01, 2025	October 31, 2025	January 30, 2026	January 30, 2026
	Comparison Period: FY26 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY26 (52 weeks)	**May 02, 2025**	**August 01, 2025**	**October 31, 2025**	**January 30, 2026**	**January 30, 2026**
Base: FY25 (52 weeks)	May 03, 2024	August 02, 2024	November 01, 2024	January 31, 2025	January 31, 2025

[1] Our comparable sales calculations are based on periods of equal lengths and comparison periods are presented as they were originally reported. If the comparison periods were recast to align to the same number of weeks as the reporting period, any changes to the previously reported comparable sales would be inconsequential.

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Safe harbor and non-GAAP measures This presentation and related management commentary contains statements that may be "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Statements of our guidance, projections, estimates, expectations, plans, and objectives for the second quarter and remainder of fiscal 2026 in this presentation and related management commentary are forward-looking statements. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. These forward-looking statements can be identified by their use of words or phrases such as “anticipate,” “could,” “could be,” “believe,” “expect,” “forecast,” “plan,” “projected,” “will be” “will improve,” variations of such words or phrases or similar words and phrases denoting anticipated or expected occurrences or results. The forward-looking statements that we make are based on our knowledge of our business and our operating environment and assumptions that we believe to be or will believe to be reasonable when such forward-looking statements were or are made. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of pandemics on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions; our ability to successfully integrate acquired businesses, including within the eCommerce space; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average ticket in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; trends in consumer shopping habits around the world and in the markets in which we operate; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; transportation, energy and utility costs; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K filed with the SEC discusses other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation and related management commentary. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made in the presentation are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation and related management commentary references certain non-GAAP measures as defined under SEC rules, including net sales and operating income on a constant currency basis, adjusted operating income, free cash flow, and return on investment. Information about the non-GAAP measures as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures for the applicable periods can be found in our previously filed reports on Form 10-K and earnings presentations furnished via Form 8-K with the SEC, which are available at stock.walmart.com. 23

Non-GAAP measures – ROI We include return on assets ("ROA") and return on investment (“ROI”) as metrics to assess our return on capital. ROA is the most directly comparable measure based on our financial statements presented in accordance with GAAP, while ROI is considered a non-GAAP financial measure. Management believes ROI is a meaningful metric to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in ROA, the most directly comparable GAAP financial measure. ROA is consolidated net income for the period divided by average total assets for the period. We define ROI as operating income plus interest income, depreciation and amortization, and rent expense for the trailing 12 months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and amortization, less average accounts payable and average accrued liabilities for that period. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. ROA was 7.5 percent and 7.9 percent for the trailing 12 months ended April 30, 2025 and 2024, respectively. The decrease in ROA was primarily due to an increase in average total assets, resulting from higher purchases of property and equipment, as well as a slight decline in net income during the trailing 12 month period. The decline in net income was the result of net decreases in the fair value of our equity and other investments, partially offset by higher operating income. ROI was 15.3 percent and 15.0 percent for the trailing 12 months ended April 30, 2025 and 2024, respectively. The increase in ROI was the result of an increase in operating income, primarily due to improvements in business performance and lapping business reorganization charges incurred in the comparative trailing 12 months, partially offset by an increase in average invested capital primarily due to higher purchases of property and equipment. 24

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) Trailing Twelve Months Ended Apr 30, Jul 31, Oct 31, Jan 31, Apr 30 (Dollars in millions) 2024 2024 2024 2025 2025 Numerator Consolidated net income $ 19,681 $ 16,339 $ 20,410 $ 20,157 $ 19,489 Denominator Average total assets1 $ 249,554 $ 254,781 $ 261,287 $ 256,611 $ 258,213 Return on assets (ROA) 7.9% 6.4% 7.8% 7.9% 7.5% 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 25 Apr 30, Jul 31, Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Apr 30, Certain Balance Sheet Data 2023 2023 2023 2024 2024 2024 2024 2025 2025 Total assets $ 245,053 $ 255,121 $ 259,174 $ 252,399 $ 254,054 $ 254,440 $ 263,399 $ 260,823 $ 262,372 Accumulated depreciation and amortization 113,164 115,878 118,122 119,602 118,518 120,275 122,806 123,646 125,169 Accounts payable 54,268 56,576 61,049 56,812 56,071 56,716 62,863 58,666 57,700 Accrued liabilities 27,527 29,239 26,132 28,759 24,092 27,656 28,117 29,345 26,085 CALCULATION OF RETURN ON ASSETS

Non-GAAP measures – ROI (cont.)

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows:

CALCULATION OF RETURN ON INVESTMENT

	Trailing Twelve Months Ended				
(Dollars in millions)	Apr 30, 2024	Jul 31, 2024	Oct 31, 2024	Jan 31, 2025	Apr 30, 2025
Numerator					
Operating income	$ 27,613	$ 28,237	$ 28,743	$ 29,348	$ 29,642
+ Interest income	553	519	513	483	464
+ Depreciation and amortization	12,136	12,440	12,715	12,973	13,214
+ Rent	2,291	2,306	2,329	2,347	2,358
ROI operating income	$ 42,593	$ 43,502	$ 44,300	$ 45,151	$ 45,678
Denominator					
Average total assets[1]	$ 249,554	$ 254,781	$ 261,287	$ 256,611	$ 258,213
+ Average accumulated depreciation and amortization[1]	115,841	118,077	120,464	121,624	121,844
- Average accounts payable[1]	55,170	56,646	61,956	57,739	56,886
- Average accrued liabilities[1]	25,810	28,448	27,125	29,052	25,089
Average invested capital	$ 284,415	$ 287,764	$ 292,670	$ 291,444	$ 298,082
Return on investment (ROI)	15.0%	15.1%	15.1%	15.5%	15.3%

[1] The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2.

26

Non-GAAP measures – free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $5.4 billion for the three months ended April 30, 2025, which represents an increase of $1.2 billion when compared to the same period in the prior year. The increase was primarily due to an increase in cash provided by operating income and timing of certain payments. Free cash flow for the three months ended April 30, 2025 was $0.4 billion, which represents an increase of $0.9 billion when compared to the same period in the prior year. The increase in free cash flow was due to the increase in net cash provided by operating activities described above, partially offset by an increase of $0.3 billion in capital expenditures to support our investment strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. 27

Non-GAAP measures – free cash flow (cont.)

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Year to Date Period Ended				
(Dollars in millions)	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net cash provided by operating activities	$ 4,249	$ 16,357	$ 22,918	$ 36,443	$ 5,411
Payments for property and equipment (capital expenditures)	(4,676)	(10,507)	(16,696)	(23,783)	(4,986)
Free cash flow	$ (427)	$ 5,850	$ 6,222	$ 12,660	$ 425
Net cash used in investing activities[1]	$ (4,409)	$ (10,128)	$ (12,661)	$ (21,379)	$ (5,093)
Net cash provided by (used in) financing activities	$ (321)	$ (6,945)	$ (9,673)	$ (14,822)	$ 8

	Year to Date Period Ended				
(Dollars in millions)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	Q1 FY25
Net cash provided by operating activities	$ 4,633	$ 18,201	$ 19,014	$ 35,726	$ 4,249
Payments for property and equipment (capital expenditures)	(4,429)	(9,216)	(14,674)	(20,606)	(4,676)
Free cash flow	$ 204	$ 8,985	$ 4,340	$ 15,120	$ (427)
Net cash used in investing activities[1]	$ (4,860)	$ (9,909)	$ (15,374)	$ (21,287)	$ (4,409)
Net cash provided by (used in) financing activities	1,940	(3,309)	(179)	(13,414)	(321)
Y/Y change in free cash flow	NM	(34.9%)	+43.4%	(16.3%)	NM

[1] "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow.

NM = not meaningful

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Non-GAAP measures – constant currency In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for net sales for the Walmart International segment for the trailing five quarters and operating income for the current quarter. Three Months Ended Walmart International (Dollars in millions) Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Net sales: As reported $ 29,833 $ 29,567 $ 30,277 $ 32,208 $ 29,754 Currency exchange rate fluctuations (385) 317 1,217 2,049 2,392 Net sales (cc) $ 29,448 $ 29,884 $ 31,494 $ 34,257 $ 32,146 PY reported $ 26,604 $ 27,596 $ 28,022 $ 32,419 $ 29,833 % change (cc) +10.7% +8.3% +12.4% +5.7% +7.8% Operating income: As reported $ 1,264 Currency exchange rate fluctuations 171 Operating income (cc) $ 1,435 PY reported $ 1,533 % change (cc) (6.4%) Operating income (cc) as % of net sales (cc) 4.5% PY operating income as % of net sales 5.1% Y/Y change (bps) -68 bps 29 1Q4 FY24 reflects reported results for comparison to current quarter growth in constant currency.

Non-GAAP measures – constant currency (cont.) Three Months Ended Consolidated (Dollars in millions) Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Total revenues: As reported $ 161,508 $ 169,335 $ 169,588 $ 180,554 $ 165,609 Currency exchange rate fluctuations (386) 324 1,229 2,065 2,417 Total revenues (cc) $ 161,122 $ 169,659 $ 170,817 $ 182,619 $ 168,026 PY reported $ 152,301 $ 161,632 $ 160,804 $ 173,388 $ 161,508 % change (cc) +5.8% +5.0% +6.2% +5.3% +4.0% Net sales: As reported $ 159,938 $ 167,767 $ 168,003 $ 178,830 $ 163,981 Currency exchange rate fluctuations (385) 317 1,217 2,049 2,392 Net sales (cc) $ 159,553 $ 168,084 $ 169,220 $ 180,879 $ 166,373 PY reported $ 151,004 $ 160,280 $ 159,439 $ 171,914 $ 159,938 % change (cc) +5.7% +4.9% +6.1% +5.2% +4.0% Operating income: As reported $ 6,841 $ 7,940 $ 6,708 $ 7,859 $ 7,135 Currency exchange rate fluctuations (52) 17 99 179 171 Operating income (cc) $ 6,789 $ 7,957 $ 6,807 $ 8,038 $ 7,306 PY reported $ 6,240 $ 7,316 $ 6,202 $ 7,254 $ 6,841 % change (cc) +8.8% +8.8% +9.8% +10.8% +6.8% The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the trailing five quarters. 30

Non-GAAP measures – adjusted operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating, selling, general and administrative expenses calculated in accordance with GAAP. Management believes that adjusted operating expenses as a percentage of net sales is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating expenses as a percentage of net sales affords investors a view of what management considers Walmart's core operating expenses and the ability to make a more informed assessment of such core operating expenses as compared with that of the prior year.

The table below reflects the calculation of adjusted operating expenses as a percentage of net sales for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q1 FY25	Q1 FY24	Q2 FY25	Q2 FY24	Q3 FY25	Q3 FY24	Q4 FY25	Q4 FY24	Q1 FY26	Q1 FY25
Operating, selling, general and administrative expenses	$ 33,236	$ 30,777	$ 34,585	$ 32,466	$ 35,540	$ 33,419	$ 36,523	$ 34,309	$ 34,171	$ 33,236
Business reorganization charges[1]	255	—	—	—	—	—	—	—	—	255
Opioid-related legal matters[2]	—	—	—	93	—	—	(99)	—	—	—
Adjusted operating expenses	$ 32,981	$ 30,777	$ 34,585	$ 32,373	$ 35,540	$ 33,419	$ 36,622	$ 34,309	$ 34,171	$ 32,981
Net sales	$ 159,938	$ 151,004	$ 167,767	$160,280	$168,003	$ 159,439	$ 178,830	$ 171,914	$ 163,981	$ 159,938
Operating, selling, general and administrative expenses as a percentage of net sales	20.8%	20.4%	20.6%	20.3%	21.2%	21.0%	20.4%	20.0%	20.8%	20.8%
Adjusted operating expenses as a percentage of net sales	20.6%	20.4%	20.6%	20.2%	21.2%	21.0%	20.5%	20.0%	20.8%	20.6%
Y/Y change (bps)	+24 bps	NP	+41 bps	NP	+19 bps	NP	+52 bps	NP	+22 bps	NP

[1] Business reorganization charges in Q1 FY25 primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

[2] Opioid-related legal matters are recorded in Corporate and Support and reflect 1) proceeds received from settlement of a shareholder derivative lawsuit in Q4 FY25, and 2) incremental opioid settlement expense in Q2 FY24.

NP = not provided

31

Non-GAAP measures – adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.

The table below reflects the calculation of adjusted operating income and adjusted operating income in constant currency, when applicable, for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q1 FY25	Q1 FY24	Q2 FY25	Q2 FY24	Q3 FY25	Q3 FY24	Q4 FY25	Q4 FY24	Q1 FY26	Q1 FY25
Operating income	$ 6,841	$ 6,240	$ 7,940	$ 7,316	$ 6,708	$ 6,202	$ 7,859	$ 7,254	$ 7,135	$ 6,841
Business reorganization charges[1]	255	—	—	—	—	—	—	—	—	255
Opioid-related legal matters[2]	—	—	—	93	—	—	(99)	—	—	—
Adjusted operating income	$ 7,096	$ 6,240	$ 7,940	$ 7,409	$ 6,708	$ 6,202	$ 7,760	$ 7,254	$ 7,135	$ 7,096
% change[3]	+13.7%	NP	+7.2%	NP	+8.2%	NP	+7.0%	NP	+0.5%	NP
Currency exchange rate fluctuations	$ (52)	$ —	$ 17	$ —	$ 99	$ —	$ 179	$ —	$ 171	$ —
Adjusted operating income, constant currency	$ 7,044	$ 6,240	$ 7,957	$ 7,409	$ 6,807	$ 6,202	$ 7,939	$ 7,254	$ 7,306	$ 7,096
% change[3]	+12.9%	NP	+7.4%	NP	+9.8%	NP	+9.4%	NP	+3.0%	NP

[1] Business reorganization charges in Q1 FY25 primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

[2] Opioid-related legal matters are recorded in Corporate and Support and reflect 1) proceeds received from settlement of a shareholder derivative lawsuit in Q4 FY25, and 2) incremental opioid settlement expense in Q2 FY24.

[3] Change versus prior year comparable period.

NP = not provided

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Non-GAAP measures – adjusted operating income (cont.) Three Months Ended Walmart U.S. (Dollars in millions) Q1 FY26 Q1 FY25 Operating income $ 5,705 $ 5,332 Business reorganization charges1 — 130 Adjusted operating income $ 5,705 $ 5,462 % change2 +4.4% NP The table below reflects the calculation of adjusted operating income for the three months ended April 30, 2025 and April 30, 2024 for the Walmart U.S. segment. 1 Business reorganization charges in Q1 FY25 relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment. 2 Change versus prior year comparable period. NP = not provided 33

Non-GAAP measures – adjusted EPS

Adjusted diluted earnings per share attributable to Walmart (adjusted EPS) is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted EPS affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year.

We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for our retail operations, management's measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the unrealized and realized gains and losses related to those investments.

We have calculated adjusted EPS for the trailing five quarters as well as the prior year comparable periods by adjusting EPS for the relevant adjustments for each period presented. Tax impacts are calculated based on the nature of the item, including any realizable deductions, and statutory rates in effect for relevant jurisdictions. NCI impacts are based on the ownership percentages of our noncontrolling interests, where applicable.

	Three Months Ended April 30, 2025[1]				Three Months Ended April 30, 2024[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.56				$0.63	(11.1%)
Adjustments:	Pre-Tax Impact	Tax Impact[2]	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact[2]	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments[3]	$0.07	$(0.02)	$—	$0.05	$(0.08)	$0.03	$—	$(0.05)	
Business reorganization charges[4]				—	$0.03	$(0.01)	$—	$0.02	
Net adjustments				$0.05				$(0.03)	
Adjusted EPS				$0.61				$0.60	+1.7%

[1] Individual components in the accompanying tables may include immaterial rounding.
[2] The reported effective tax rate was 22.6% and 24.6% for the three months ended April 30, 2025 and April 30, 2024, respectively. Adjusted for the above items, the effective tax rate was 22.8% and 24.3% for the three months ended April 30, 2025 and April 30, 2024, respectively.
[3] For the three months ended April 30, 2025, net losses were primarily driven by a decrease in the underlying stock price of our investment in Symbotic. For the three months ended April 30, 2024, net gains were primarily driven by an increase in the underlying stock price of our former investment in JD.com, partially offset by a decrease in the underlying stock price of our investment in Symbotic.
[4] Business reorganization charges primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

34

Non-GAAP measures – adjusted EPS (cont.)

	Three Months Ended January 31, 2025[1]				Three Months Ended January 31, 2024[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.65				$0.68	(4.4%)
Adjustments:	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments	$0.04	$(0.02)	$—	$0.02	$(0.10)	$0.02	$—	$(0.08)	
Opioid-related legal matter	(0.01)	—	—	(0.01)	—	—	—	—	
Net adjustments				$0.01				$(0.08)	
Adjusted EPS				$0.66				$0.60	+10.0%

	Three Months Ended October 31, 2024[1]				Three Months Ended October 31, 2023[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.57				$0.06	+850.0%
Adjustments:	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments	$0.02	$(0.01)	$—	$0.01	$0.59	$(0.14)	$—	$0.45	
Adjusted EPS				$0.58				$0.51	+13.7%

[1] Individual components in the accompanying tables may include immaterial rounding, including per-share amounts and percentage changes retroactively adjusted to reflect the February 23, 2024 stock split.

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Non-GAAP measures – adjusted EPS (cont.) Three Months Ended April 30, 20241 Three Months Ended April 30, 20231 Percent Change Diluted earnings per share: Reported EPS $0.63 $0.21 +200.0% Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $(0.08) $0.03 $— $(0.05) $0.38 $(0.10) $— $0.28 Business reorganization charges 0.03 (0.01) — 0.02 — — — — Net adjustments $(0.03) $0.28 Adjusted EPS $0.60 $0.49 +22.4% Three Months Ended July 31, 20241 Three Months Ended July 31, 20231 Percent Change Diluted earnings per share: Reported EPS $0.56 $0.97 (42.3%) Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $0.14 $(0.03) $— $0.11 $(0.48) $0.11 $— $(0.37) Incremental opioid settlement expense — — — — 0.01 — — 0.01 Net adjustments $0.11 $(0.36) Adjusted EPS $0.67 $0.61 +9.8% 1 Individual components in the accompanying tables may include immaterial rounding, including per-share amounts and percentage changes retroactively adjusted to reflect the February 23, 2024 stock split. 36

Non-GAAP measures – adjusted EBITDA and adjusted EBITDA margin The calculation of net income margin and adjusted EBITDA margin, along with a reconciliation of adjusted EBITDA margin to the calculation of net income margin, is as follows: Three Months Ended Apr 30, Apr 30, (Dollars in millions) 2025 2024 Consolidated net income attributable to Walmart $ 4,487 $ 5,104 Consolidated net income attributable to noncontrolling interest (152) (203) Provision for income taxes 1,355 1,728 Other (gains) and losses 597 (794) Interest, net 544 600 Operating income $ 7,135 $ 6,841 + Depreciation and amortization 3,369 3,128 + Business reorganization charges — 255 Adjusted EBITDA $ 10,504 $ 10,224 Net Sales $ 163,981 $ 159,938 Consolidated net income margin 2.7% 3.2% Adjusted EBITDA margin 6.4% 6.4% We include net income and net income margin, which are calculated in accordance with U.S. generally accepted accounting principle as well as adjusted EBITDA and adjusted EBITDA margin to provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of certain items. We calculate adjusted EBITDA as earnings before interest, taxes, depreciation and amortization. We also exclude other gains and losses, which is primarily comprised of fair value adjustments on our investments which management does not believe are indicative of our core business performance. From time to time, we will also adjust certain items from operating income, which we believe is meaningful because it best allows comparison of the performance with that of the comparable period. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by consolidated net sales. Adjusted EBITDA and adjusted EBITDA margin are considered non-GAAP financial measures. Management believes, however, that these measures provide meaningful information about our operational efficiency by excluding the impact of differences in tax jurisdictions and structures, debt levels, capital investments and other items which management does not believe are indicative of our core business performance. We consider net income to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA. We consider net income margin to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA margin. Although adjusted EBITDA and adjusted EBITDA margin are standard financial measures, numerous methods exist for calculating a company’s adjusted EBITDA and adjusted EBITDA margin. As a result, the method used by management to calculate our adjusted EBITDA and adjusted EBITDA margin may differ from the methods used by other companies to calculate similarly titled measures. Net income margin was 2.7% and 3.2% for the three months ended April 30, 2025 and 2024, respectively. The decrease in net income margin was primarily due to the decrease in net income resulting from changes in the fair value of our equity and other investments, partially offset by the change in provision for income taxes as well as increased operating income. The increase in net sales also contributed to the decrease in net income margin. Adjusted EBITDA margin was relatively flat at 6.4% for the three months ended April 30, 2025 and 2024, respectively. 37